EXHIBIT 10.531

EXECUTION COPY

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this 15th day of November, 2007 (the “Effective Date”), by and among INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation (“IREIC”); INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“IWEST”); IWEST MERGER AGENT, LLC, in its capacity as agent (the “Agent”) for the Stockholders (as defined below); and LASALLE BANK, N.A., as escrow agent (“Escrow Agent”).

RECITALS:

A.

IREIC, IWEST and the Agent are parties to that certain Agreement and Plan of Merger, dated as of August 14, 2007 (the “Merger Agreement”), by and among IWEST, IREIC, IWEST Acquisition 1, Inc., IWEST Acquisition 2, Inc., IWEST Acquisition 3, Inc., IWEST Acquisition 4, Inc., Inland Western Retail Real Estate Advisory Services, Inc., Inland Southwest Management Corp., Inland Northwest Management Corp. and Inland Western Management Corp.

B.

Pursuant to Section 2.2(g) and Section 2.5(f) of the Merger Agreement, the Escrowed Shares (as defined in Section 2 below) are, contemporaneously with the execution of this Agreement, being delivered to and deposited by IREIC and the Agent into an escrow fund established with the Escrow Agent (including any additional IWEST Shares placed into such escrow fund pursuant to the Merger Agreement, and as the contents thereof may be reduced from time to time in accordance with this Agreement and the Merger Agreement, the “Escrow Fund”) for the sole purpose of securing the obligations of IREIC, the Agent (on behalf of the Stockholders) and each Stockholder, if any, with respect to indemnification under Sections 9.2(a) and 9.5(a) of the Merger Agreement, in each case, for the term of this Agreement.

C.

IREIC, IWEST, the Agent and Escrow Agent have agreed to execute and enter into this Agreement (i) to memorialize their agreements with respect to the deposit, administration and disbursement of the Escrowed Shares, and (ii) (as to the parties hereto other than Escrow Agent) in satisfaction of the closing condition set forth in Section 7.2(i) and Section 7.3(g) of the Merger Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Incorporation of Recitals; Defined Terms; Term.  The foregoing Recitals are, by this reference, incorporated into the body of this Agreement as if set forth herein in their entirety.  Capitalized terms used but not defined in this Agreement, but defined in the Merger Agreement, shall have the meanings given to them in the Merger Agreement, a copy of which has been delivered to Escrow Agent solely in order to enable it to reference such definitions.  The term of this Agreement (the “Term”) shall commence as of the Effective Date and shall expire and terminate upon the disbursement of the last of the Escrowed Shares (as defined in Section 2 below) from the Escrow Fund.

2.

Deposit of Escrowed Shares.  The IWEST Shares directly delivered to and deposited with Escrow Agent by IREIC and the Agent contemporaneously with the execution of this Agreement are to be held, administered and disbursed in accordance and compliance with the terms and provisions of this Agreement.  All IWEST Shares so deposited (as such number of shares may be increased or reduced from time to time in accordance with this Agreement and the Merger Agreement) shall sometimes herein be referred to as the “Escrowed Shares.”  Escrow Agent is authorized to and shall accept later deposits of Converted Shares (as defined in the Merger Agreement) for which appraisal rights have been withdrawn or lost or not perfected (if any) as contemplated by the Merger Agreement to be held, administered and disbursed in accordance and compliance with the terms and provisions of this Agreement, which IWEST Shares shall also be “Escrowed Shares.”

3.

Dividends and Interest; Voting.  All dividends and distributions in respect of the Escrowed Shares (“Earnings”) are intended to be and shall be paid directly by IWEST to IREIC and the Stockholders, as the case may be. If the Escrow Agent shall receive any Earnings in respect of the Escrowed Shares prior to the termination of this Agreement, then the Escrow Agent shall promptly distribute and disburse such Earnings to IREIC and the Agent (for further distribution to the Stockholders), as applicable.  However, stock dividends made to effect stock splits or similar events shall be retained by the Escrow Agent as part of the Escrow Fund.  All voting rights with respect to Escrowed Shares may be exercised by IREIC or the respective Stockholder, as the case may be, in accordance with their ownership thereof, and the Escrow Agent shall from time to time execute and deliver to IREIC and the Stockholders (if necessary) such proxies, consents or other documents as may be necessary to enable IREIC and the Stockholders to exercise such rights. Under no circumstances shall the Escrow Agent be entitled to exercise any voting rights with respect to the Escrowed Shares.

4.

Release of Escrow Deposits.

(a)

Initial Disbursement.  On the first anniversary of the Effective Date (the “Initial Disbursement Date”), Escrow Agent shall disburse to IREIC and the Agent (or as directed in writing by IREIC and the Agent no less than two (2) Business Days prior to the Initial Disbursement Date), a number (the “Initial Disbursement Amount”) of Escrowed Shares equal to fifty percent (50%) of the amount by which the Value of the Escrow as of the Initial Disbursement Date exceeds the Initial Withheld Amount, rounded up to the nearest whole share on a holder by holder basis.  For the purposes of this Agreement, the term “Value of the Escrow” shall mean, as of any given date, an amount equal to the product of (A) the total number of Escrowed Shares of IREIC and the Stockholders in the Escrow Fund as of such date and (B) Ten Dollars ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the average closing sales price of an Escrowed Share on such exchange for the twenty (20) trading days immediately preceding the second (2nd) trading day immediately preceding the Initial Disbursement Date (the “Market Price”); and the term “Initial Withheld Amount” shall mean the total amount of Damages, if any, then claimed by IWEST pursuant to a proper IWEST Disbursement Request (as defined in Section 4(c) below) or Final Adjudication received by Escrow Agent, IREIC and Agent in accordance with Section 4(c) below prior to the Initial Disbursement Date, which claimed Damages have not been disbursed from the Escrow Fund or otherwise paid or satisfied prior to the Initial Disbursement Date.  The entire Initial Disbursement Amount shall be made in Escrowed Shares, with each Escrowed Share having a value equal to Ten ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the Market Price.  IREIC, the Agent and IWEST shall, in any event, direct Escrow Agent as to the specific number of  IWEST Shares to be transferred on the Initial Disbursement Date, and IREIC and the Agent shall also provide delivery instructions with respect thereto.

(b)

Final Disbursement.  On the date that is the earlier of (i) the thirtieth (30th) day after receipt by IWEST of an audit opinion from IWEST’s independent public accounting firm covering the financial statements of IWEST for the year ending December 31, 2008 (which date shall be communicated to the Escrow Agent by means of a joint notice signed by IWEST, IREIC and the Agent) and (ii) the second (2nd) anniversary of the Effective Date (the “Final Disbursement Date”), Escrow Agent shall disburse to IREIC and the Agent (or as directed by IREIC and the Agent in writing no less than two (2) Business Days prior to the Final Disbursement Date), an amount of Escrowed Shares (the “Final Disbursement Amount”) equal to

100% of (A) the Value of the Escrow as of the Final Disbursement Date less (B) an amount (the “Final Withheld Amount”) equal to the aggregate Damages, if any, then claimed by IWEST pursuant to a proper IWEST Disbursement Request or Final Adjudication received by Escrow Agent, IREIC and the Agent in accordance with Section 4(c) below prior to the Final Disbursement Date (each, an “IWEST Claim”), which claimed Damages have not been disbursed from the Escrow Fund or otherwise paid or satisfied prior to the Final Disbursement Date.  The entire Final Disbursement Amount shall be made in Escrowed Shares, with each Escrowed Share having a value equal to Ten Dollars ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the Market Price.  Thereafter, until all amounts in the Escrow Fund have been disbursed, within three (3) Business Days after each IWEST Claim is paid or otherwise resolved (and any payment owed to IWEST pursuant to such resolution has been paid), Escrow Agent shall disburse to IREIC and the Agent the amount by which the Value of the Escrow exceeds the aggregate amount of the then remaining IWEST Claims, making such disbursement by delivering to IREIC and the Agent a number of Escrowed Shares equal to the amount of such balance divided by Ten Dollars ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the Market Price (subject to rounding upward on a holder by holder basis).

(c)

Releases of Escrowed Shares to IWEST.  At any time during the Term, IWEST may deliver to Escrow Agent, the Agent and IREIC a request in writing for disbursement (an “IWEST Disbursement Request”) for (and only for) any Damages for which IREIC and/or any or all of the Stockholders are obligated to provide indemnification under Sections 9.2(a) or 9.5(a) of the Merger Agreement.  Any IWEST Disbursement Request shall be made in good faith and shall set forth the basis on which such Damages are claimed and the amount of such claimed Damages.  A form of an IWEST Disbursement Request is attached hereto as Schedule A.  On the date that is thirty (30) days after receipt of such IWEST Disbursement Request by Escrow Agent, the Agent and IREIC, Escrow Agent shall disburse to IWEST (with no requirement of obtaining the consent, approval or direction of IREIC, Agent or any Stockholder) an amount of Escrowed Shares (valued at Ten Dollars ($10.00) or, if the Escrowed Shares are listed on a national securities exchange, the Market Price, per Escrowed Share) sufficient to fully pay such Damages, unless IWEST and Escrow Agent receive, prior to such date, a written notice from IREIC and the Agent objecting to all or any part of the IWEST Disbursement Request.  Any such objection by IREIC and the Agent shall be made in good faith and shall set forth the basis on which such objection is made and the amount of the disbursement with respect to which such objection is made (the “Disputed Amount”).  In such event, Escrow Agent shall disburse only the amount, if any, by which the IWEST Disbursement Request exceeds the Disputed Amount, and Escrow Agent shall disburse all or any portion of the Disputed Amount only upon (A) its receipt of a joint written instruction (a “Joint Order”) executed by IREIC, the Agent and IWEST directing such disbursement, or (B) its receipt of a certified copy of a final, non-appeallable arbitral award or decision pursuant to Section 10.4 of the Merger Agreement by an arbitrator of an Arbitrated Claim (a “Final Adjudication”), which Arbitrated Claim was the basis of such IWEST Disbursement Request and which Final Adjudication directs Escrow Agent to make such disbursement and specifies the amount thereof (which Escrow Agent shall promptly effectuate in accordance with such instructions or award and this Agreement).

(d)

Voluntary Cancellations of Disbursement Requests.  If IWEST determines that it has no claim or has released or agreed to release its claim with respect to an IWEST Disbursement Request (or a specified portion thereof), IWEST shall promptly deliver to the Escrow Agent a certificate canceling such IWEST Disbursement Request (or such specified portion thereof, as the case may be), and such IWEST Disbursement Request (or portion thereof) shall thereupon be deemed cancelled and the underlying claim (or portion thereof) fully discharged.  The Escrow Agent shall give written notice to IREIC and the Agent of its receipt of a certificate canceling such IWEST Disbursement Request not later than the second Business Day following receipt thereof, together with a copy of such certificate.

(e)

Cancellations of Disbursement Requests Pursuant to Final Adjudications.  Upon a Final Adjudication stating that any portion of an IWEST Disbursement Request as to which IREIC and the Agent have delivered written notice objecting is not required to be paid to IWEST pursuant to the Merger Agreement, IWEST, IREIC and the Agent shall promptly deliver to the Escrow Agent a copy of such Final Adjudication canceling such IWEST Disbursement Request, and such IWEST Disbursement Request shall thereupon be deemed cancelled and the underlying claim (or portion thereof) fully discharged.  The Escrow Agent shall give written notice to IWEST, IREIC and the Agent of its receipt of such a certificate not later than the second Business Day following receipt thereof.  Upon receipt by the Escrow Agent of a Joint Order stating that no disbursement is required under the IWEST Disbursement Request or upon the disbursement by the Escrow Agent of Escrowed Shares, such IWEST Disbursement Request shall be deemed cancelled and the underlying claim (or portion thereof) fully discharged.

(f)

Calculation of Amount of Escrowed Shares to be Disbursed.  If any calculation of the amount of Escrowed Shares to be disbursed to IWEST shall result in a fraction, then such fraction shall be rounded up to the next whole number.  In addition, the parties agree that it is their intention that Escrow Agent, in discharging its duties under this Agreement, shall not be required to calculate the amount of Escrowed Shares equivalent to a given sum of cash.

(g)

Breaches of Stockholder Representations.  In the event IWEST delivers an IWEST Disbursement Request that alleges that IWEST is entitled to Damages arising from the breach by a particular Stockholder of any warranty contained in the Letter of Transmittal of such Stockholder, including any warranty that such Stockholder is the record and beneficial owner of the number of Converted Shares as are set forth in the stock record books of the respective Service Provider, that no Person has any agreement or option or any right or privilege capable of becoming an agreement or option to acquire any Converted Shares from such Stockholder or that there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Equity Interests of the respective Service Provider to which such Stockholder is a party, the Agent shall deliver notice to the Escrow Agent specifying that such Damages be allocated first to and from (by way of a reduction of the Escrowed Shares of) such Stockholder, and then to the Escrow Fund on a pro rata basis in accordance with the total number of IWEST Shares initially placed into the Escrow Fund for each of IREIC and the remaining Stockholders.

(h)

Limitations on Objections.  Notwithstanding anything contained in this Agreement to the contrary, IWEST’s right to object to any disbursement to the Agent (on behalf of the Stockholders) or IREIC pursuant to Section 4(a) or (b) above, and IWEST’s right to seek a disbursement pursuant to Section 4(c) above, are and shall be subject to the limitations set forth in Article IX of the Merger Agreement, including Section 9.3 and Section 9.5 thereof.

(i)

Liability for Objections.  None of IWEST, the Agent or IREIC shall be liable to any other for any objection to any disbursement pursuant to this Section 4 (whether proper or in error) provided that such objection shall have been made in good faith.

(j)

Transfer of Shares.  The parties hereto acknowledge that the Escrowed Shares may only be transferred through the transfer agent for the Escrowed Shares, that Escrow Agent is not the transfer agent with respect to the Escrowed Shares, that Escrow Agent has no control over such transfer agent and that Escrow Agent shall incur no liability as a result of misfeasance or nonfeasance on the part of the transfer agent.  IREIC and the Agent shall promptly deliver to Escrow Agent such executed stock powers as may be required to transfer any Escrowed Shares required to be transferred to IWEST pursuant to this Section 4.  For the avoidance of doubt, in no event shall Escrow Agent be responsible for the failure to transfer any Escrowed Shares resulting from any failure of or delay in the delivery of such stock powers by IREIC and the Agent.

5.

No Sale of Escrowed Shares.  Neither the Agent nor IREIC shall have the right to direct or cause Escrow Agent to sell or otherwise dispose of any of the Escrowed Shares.

6.

Other Disbursements from the Escrow Fund.  Except to the extent expressly provided in this Agreement, none of IREIC, the Agent and IWEST shall have any right or power to withdraw, and Escrow Agent shall not disburse, any of the Escrowed Shares on deposit in the Escrow Fund, absent a joint written direction to such effect executed by IWEST, IREIC and the Agent.

7.

Compensation to Escrow Agent.  Each of (i) IWEST, on the one hand, and (ii) IREIC and/or the Agent (on behalf of the Stockholders), on the other hand, shall pay fifty percent (50%) of the fees, costs and expenses relating to the compensation of Escrow Agent for its services performed pursuant to this Escrow Agreement in accordance with the fee schedule attached as Exhibit A hereto.  In the event of a dispute between IWEST on the one hand and IREIC or the Agent on the other hand concerning disbursement of any Escrowed Shares on deposit in the Escrow Fund, or as a result of interpleader, the party that does not prevail in such dispute shall be responsible for and shall pay all of Escrow Agent’s reasonable attorneys’ fees and costs in connection therewith.

8.

Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address and/or facsimile number set forth below, or such other address or facsimile number as such party may hereafter specify for that purpose, by notice to the other party.

To IREIC or the Agent:

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Robert H. Baum

Telephone: (630) 218-8000

Fax: (630) 218-8034

with copies (which shall not constitute notice) to:

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Attention:  Elliot B. Kamenear

Telephone: (630) 218-8000

Fax: (630) 218-4900

Jenner & Block LLP

330 N. Wabash Ave.

Chicago, Illinois 60611

Attention: Arnold S.  Harrison

Donald E. Batterson

Telephone: (312) 222-9350

Fax: (312) 923-2702

To IWEST:

Inland Western Retail Real Estate Trust, Inc.

c/o Special Committee of the Board of Directors

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Paul R. Gauvreau

with copies (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Thomas A. Cole

    Paul L. Choi

Telephone: (312) 853-7000

Fax: (312) 853-7036

and:

Duane Morris LLP

227 West Monroe, Suite 3400

Chicago, Illinois 60606

Attention: David J. Kaufman

Telephone: (312) 499-6700

Fax: (312) 499-6701

To Escrow Agent:

LaSalle Bank National Association

Global Escrow Services

135 South LaSalle Street, Suite 1563

Chicago, IL 60603

Attention:  Mark LoIacono

Telephone: (312) 904-6836

Fax: (312) 904-4019

Each such notice, request or other communication shall be effective only if forwarded by one of the means of delivery set forth in clauses (a) or (b) below, and shall be deemed received (a) if given by facsimile transmission, when such facsimile is transmitted and confirmation of receipt obtained (provided, however, that a duplicate copy shall be forwarded on the date the facsimile transmission by nationally-recognized overnight courier), or (b) if given by nationally-recognized overnight courier, then on the next business day after deposit with a nationally recognized overnight mail service.

9.

Amendments.  No amendment or modification of this Agreement shall be effective unless in writing, signed by all of the parties hereto.

10.

Escrow Agent’s Acceptance and Performance of Duties.  Escrow Agent hereby accepts the obligations and duties imposed upon it by this Agreement, and agrees to perform such obligations and duties subject to the following terms and conditions:

(a)

The obligations and duties of Escrow Agent are confined to those specifically set forth in this Agreement.  In the event that any of the terms and provisions of any other agreement between  IWEST, IREIC and/or the Agent, on the one hand, and the Escrow Agent, on the other hand, conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects.  Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same.

(b)

In the absence of bad faith, Escrow Agent may conclusively rely upon written notices, statements and/or documents received from IWEST, the Agent or IREIC, or from a duly authorized representative of IWEST, the Agent or IREIC, as Escrow Agent reasonably believes to be genuine, and shall incur no liability on account of such reliance.

(c)

Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment, except to the extent any such act shall constitute bad faith, gross negligence, willful misconduct or a breach of this Agreement.  Any act done or omitted to be done by Escrow Agent pursuant to the reasonable advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by Escrow Agent.

(d)

No provision of this Agreement shall be construed to require Escrow Agent to expend or risk Escrow Agent’s own funds or otherwise incur any financial liability in the performance of any of its obligations or duties hereunder.

(e)

Escrow Agent shall not be responsible for the validity or the execution of this Agreement with respect to the other parties hereto.

(f)

In the event Escrow Agent is notified of any dispute, disagreement or legal action between or among IWEST, on the one hand, and either or both of IREIC and the Agent, on the other hand, arising in connection with the Escrow Fund, or the performance of Escrow Agent's duties under this Agreement, Escrow Agent shall not be required to determine the controversy or to take any action regarding it.  Escrow Agent may hold all documents and contents and may wait for settlement or resolution of any such controversy by final and non-appealable legal proceedings, arbitration, or other means as are legally binding upon the parties.  In such event, Escrow Agent shall not be liable for interest or damages, and shall hold all such documents and contents until it receives a certified copy of an order, decree or judgment issued or rendered by a court of competent jurisdiction or arbitrator, as applicable, accompanied by a certificate (a “Litigation Certificate”) executed by the parties to the legal action or arbitration, as the case may be (the “Presenting Party”), to the effect that such order, decree or judgment is a final non-appealable judgment or order from a court of competent jurisdiction or arbitrator resolving the dispute as to the disbursement of the applicable portion of Escrow Fund, setting forth in reasonable detail the substance of such judgment and instructions as to the resulting disbursement of the Escrow Fund specified therein and certifying that a copy of such certificate has been concurrently sent by the same means to the other, non-Presenting Party, in which case the Escrow Agent shall disburse the Escrow Fund according to the Litigation Certificate on the fifth (5th) business day following receipt by Escrow Agent of the Litigation Certificate; provided that if the non-Presenting Party delivers to Escrow Agent a certificate prior to such fifth (5th) business day disputing the contents of the Litigation Certificate, then Escrow Agent shall not disburse the disputed Escrow Funds specified therein and shall interplead the disputed Escrow Funds specified therein into, or file a declaratory judgment action with, a court of competent jurisdiction to determine the rights of the parties to be the disputed Escrow Funds, unless prior to such interpleader or filing Escrow Agent receives a joint written notice and instruction pursuant to Section 8 above.

Furthermore, Escrow Agent may, at its option, file an action of interpleader requiring such parties to answer and litigate any claims and rights among themselves.  Escrow Agent is authorized, at its option, to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys’ fees incurred by Escrow Agent due to the interpleader action and which the parties agree to pay.

(g)

IWEST, IREIC and the Stockholders hereby agree, jointly and severally (i) to indemnify and hold Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all third party claims for costs, damages, judgments, reasonable attorneys’ fees, reasonable expenses, obligations and liabilities of every kind and nature which Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement (including reasonable expenses in enforcing this right of indemnification), unless the aforementioned results from Escrow Agent’s bad faith, gross negligence, willful misconduct or breach of this Agreement, and (ii) to pay Escrow Agent promptly after demand the amount of all such costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities.  The foregoing indemnities in this subsection (g) shall survive the resignation or substitution of Escrow Agent or the termination of this Agreement.

(h)

Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to IWEST, IREIC and the Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: IWEST, IREIC and the Agent shall use their reasonable best efforts to select a successor escrow agent within thirty (30) days after receiving such notice.  If IWEST, IREIC and the Agent fail to appoint a successor escrow agent within such time, then Escrow Agent shall have the right to appoint a successor escrow agent.  The successor escrow agent shall execute and deliver an instrument (substantially similar to this Agreement) accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent.   Upon delivery of such instrument, Escrow Agent shall be discharged from any further duties and liability under this Agreement.  Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.

(i)

Any bank or corporation into which Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom Escrow Agent may transfer a substantial amount of its Escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of parties, anything herein to the contrary notwithstanding.

11.

Counterparts.  This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.

Facsimile Signatures.  This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of IWEST, the Agent, IREIC and Escrow Agent, and those signatures need not be affixed to the same copy.  The facsimile copies showing the signatures of IWEST, the Agent, IREIC and Escrow Agent will constitute originally signed copies of the same agreement requiring no further execution.

13.

Entire Agreement.  This Agreement, the schedules hereto and the Merger Agreement constitute the entire understanding and agreement of the parties hereto with regard to the subject matter hereof, and supersede all other prior and contemporaneous agreements or understandings between or among such parties with respect to such subject matter.  IWEST, the Agent and IREIC agree that to the extent there are conflicts or inconsistencies between the terms and provisions of the Merger Agreement and the terms and provisions of this Agreement, the terms of the Merger Agreement shall, in all incidents, govern, control and prevail.

14.

Construction.  The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof.  The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and the term “hereafter” shall mean after, and the term

“heretofore” shall mean before, the date of this Agreement.  Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.  Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.  The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”  This Agreement shall not be construed more strictly against one party than against any other merely by virtue of the fact that this Agreement has been prepared primarily by counsel for one of the parties hereto, it being recognized that all of IWEST, the Agent, IREIC and Escrow Agent (and their respective counsels) have contributed substantially and materially to the preparation of this Agreement.

15.

Choice of Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to contracts made and performed entirely within the State of Illinois, without giving effect to any rules or laws that would cause the laws of any other jurisdiction to apply.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IWEST’S COUNTERPART SIGNATURE PAGE TO

ESCROW AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

IWEST:

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:

Name:

Its:

AGENT’S COUNTERPART SIGNATURE PAGE TO

ESCROW AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

THE AGENT:

IWEST MERGER AGENT, LLC

By:

Name:

Its:

IREIC’S COUNTERPART SIGNATURE PAGE TO

ESCROW AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

IREIC:

INLAND REAL ESTATE INVESTMENT

CORPORATION

By:

Name:

Its:

ESCROW AGENT’S COUNTERPART SIGNATURE PAGE TO

ESCROW AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Day and year first written above.

ESCROW AGENT:

LASALLE BANK, N.A.

By:

Name:

Its:

SCHEDULE A

IWEST Disbursement Request

LETTER OF DIRECTION

TO:

LaSalle Bank, N.A.

RE:

Escrow No. _________________________ (the “Escrow”)

DATED:

______________

Ladies and Gentlemen:

With respect to the above-referenced Escrow and pursuant to that certain Escrow Agreement, dated as of ___________, 2007 (the “Escrow Agreement”), among the undersigned, you, IWEST Merger Agent, LLC, in its capacity as agent for the Stockholders (the “Agent”), and Inland Real Estate Investment Corporation (“IREIC”), you are hereby requested to disburse to the undersigned ________________ Escrowed Shares in satisfaction of the obligation of IREIC and the Stockholders under Section(s) _______________________ of the Merger Agreement.

[Provide reasonably detailed description of factual and legal basis for claim.]

A copy of this Letter of Direction has been sent simultaneously to IREIC and the Agent in accordance with Section 8 of the Escrow Agreement.  If you have any questions or comments, or receive any objection from IREIC or the Agent to the foregoing requested disbursement, please call us as soon as possible.

Very Truly Yours,

INLAND WESTERN RETAIL REAL ESTATE TRUST,

INC.

By:

Name:

Its:

cc:

IREIC

Agent

EXHIBIT A

ESCROW AGENT

SCHEDULE OF FEES

Acceptance Fee:

$                 500.00*

Annual Administration Fee:

$              2,500.00*

Wire Transfers

$                   20.00 each

Check Preparation and Mailing

$                   25.00 each

1099 Preparation and Reporting

$                5.00 each ($250 annual minimum if any 1099 reports required for account)

THE ACCEPTANCE AND FIRST YEAR’S ANNUAL ADMINISTRATION FEES ARE DUE UPON EXECUTION OF THE ESCROW AGREEMENT.

*Should the Escrow Account remain open for less than a full year after an initial twelve month period, the Annual Administration Fee will be prorated on a six-month basis.

Any investment transaction not in a money market fund or a LaSalle Enhanced Liquidity Management account will incur a $150.00 per transaction fee. The parties to the agreement understand and agree that the Escrow Agent may receive certain revenue on certain mutual fund investments.  These revenues take one of two forms:

Shareholder Servicing Payments: Escrow Agent may receive Shareholder Servicing Payments as compensation for providing certain services for the benefit of the Money Market Fund Company.  Shareholder Services typically provided by LaSalle include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically Shareholder Servicing payments are paid under a Money Market Fund’s 12b-1 distribution plan and impact the investment performance of the Fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the Fund’s prospectus that will be provided to you.

Revenue Sharing Payments: Escrow Agent may receive revenue sharing payments from a Money Market Fund Company. These payments represent a reallocation to Escrow Agent of a portion of the compensation payable to the fund company in connection with your account’s money market fund investment. Revenue Sharing payments constitute a form of fee sharing between the fund company and Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the Fund.  The amount of any revenue share, if any, payable to Escrow Agent with respect to your account’s investments is available upon request.

All out-of-pocket expenses will be billed at the Escrow Agent’s cost.  Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.